UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           December 18, 2006

Valero GP Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32940	85-0470977
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

One Valero Way
San Antonio, Texas	78249
(Address of principal executive	(Zip Code)
offices)

Registrant’s telephone number, including area code:  (210) 345-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement.  As described in its final prospectus (the “Prospectus”) dated December 18, 2006 (File No. 333-138810) and filed on December 19, 2006 with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”), Valero GP Holdings, LLC (the “Company”) entered into an underwriting agreement on December 18, 2006 (the “Underwriting Agreement”) with Diamond Shamrock Refining and Marketing Company and Sigmor Corporation (together, the “Selling Unitholders”), Valero Energy Corporation (“Valero Energy”) and Lehman Brothers Inc., UBS Securities LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., RBC Capital Markets Corporation, Wachovia Capital Markets, LLC, A.G. Edwards & Sons, Inc., Raymond James & Associates, Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Oppenheimer & Co. Inc. and Sanders Morris Harris Inc. (collectively, the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering of 17,869,565 units representing limited liability company interests in the Company (the “Units”) sold by the Selling Unitholders at a price to the public of $21.62 per Unit ($20.7552 per Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, Diamond Shamrock Refining and Marketing Company, a wholly owned subsidiary of Valero Energy, granted the Underwriters a 30-day option to purchase up to an additional 2,680,435 Units on the same terms and conditions as set forth in the Prospectus.  On December 19, 2006, the Underwriters notified the Company and the Selling Unitholders that the Underwriters had elected to exercise their option to purchase the additional 2,680,435 Units.  The transactions contemplated by the Underwriting Agreement, including the purchase of the additional 2,680,435 Units by the Underwriters, closed on December 22, 2006.

In the Underwriting Agreement, the Company, the Selling Unitholders and Valero Energy have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed as Exhibit 1.01 to this Form 8-K and is incorporated herein by reference.

New Services Agreement.  On December 22, 2006, Diamond Shamrock Refining and Marketing Company, Valero Corporate Services Company (“VCSC”), a wholly owned subsidiary of Valero Energy, Valero L.P., Valero Logistics Operations, L.P. (“Valero Logistics”), a wholly owned subsidiary of Valero L.P., Riverwalk Logistics, L.P. (“Riverwalk”), Valero L.P.’s general partner, and Valero GP, LLC, the general partner of Riverwalk entered into an amended and restated services agreement (the “New Services Agreement”). The New Services Agreement supersedes the Third Amended and Restated Services Agreement (the “Prior Services Agreement”) among the parties, effective as of January 1, 2006, which provided for operational services as well as general and administrative services. The Conflicts Committee of the board of directors of Valero GP, LLC approved the terms of the New Services Agreement on December 7, 2006.

Due to: (i) the recently completed sale by Valero Energy’s subsidiaries of their respective remaining interests in the Company, (ii) the termination of the lease term sheet described below in this report and (iii) continuing efforts of Valero Energy and Valero L.P. to separate their respective businesses, the parties have elected to amend the Prior Services Agreement to reduce the services provided to Valero L.P. by subsidiaries of Valero Energy and to provide VCSC the option to terminate before the end of its stated term. Under the New Services Agreement, subsidiaries of Valero Energy will continue to provide certain administrative services, consisting primarily of human resources, information technology and corporate communications, and telecommunications services.

The New Services Agreement requires Valero GP, LLC to pay approximately $97,000 per month for administrative services and approximately $92,000 per month for telecommunications services, subject to adjustments as provided in the New Services Agreement.  In addition, Valero GP, LLC will continue to pay all third party expenses directly related to Valero L.P. and its affiliates.

The New Services Agreement will terminate on December 31, 2010, unless it is terminated earlier by VCSC. If VCSC elects to exercise its option to terminate the New Services Agreement, it will pay Valero Logistics a one-time termination option fee of $13.0 million.  In addition, VCSC has agreed to provide reasonably necessary assistance to Valero L.P. and its affiliates for the transfer of human resources compensation, payroll, benefits and employment services to Valero L.P.  The New Services Agreement will also terminate upon a change of control of the Company (as defined in the New Services Agreement).

Amendment to Transition Agreement.  On December 22, 2006, the Company, Valero GP, LLC, a wholly owned subsidiary of the Company and the general partner of the general partner of Valero L.P., and Valero Energy, entered into an Amended and Restated Employee Benefits Transition Agreement (the “Amended Transition Agreement”) effective as of December 22, 2006, which amended and restated the Employee Benefits Transition Agreement  (the “Transition Agreement”) among the parties effective as of July 1, 2006.

Prior to July 1, 2006, the employees of Valero GP, LLC were included in the various employee benefit plans of Valero Energy. These plans include a defined benefit pension plan, a retiree welfare benefit plan, health and welfare benefits, a defined contribution retirement plan, equity incentive plans and nonqualified deferred compensation plans. In accordance with the Transition Agreement and in connection with the initial public offering on July 19, 2006, employees of Valero GP, LLC began participating in newly enacted, comparable plans sponsored by Valero GP, LLC.

In connection with this transition, Valero Energy and certain of its subsidiaries transferred related liabilities and assets totaling $7.9 million to the Company. In addition, Valero Energy, at its cost and expense, agreed to assist Valero GP, LLC in the design, preparation and initial implementation of Valero GP, LLC’s employee benefit plans. Under the Amended Transition Agreement, Valero Energy will continue to provide the transition services and arrangements described therein until their respective completion or until specified cut-off dates, unless the parties mutually agree to extend such services and arrangements. The Amended Transition Agreement is attached hereto as Exhibit 10.03.

Relationships. The Company manages Valero L.P. through its ownership of Valero GP, LLC, and Riverwalk Holdings, LLC, which own Riverwalk Logistics, L.P., the general partner of Valero L.P. The Company’s officers are also officers of Valero GP, LLC. As described above, Valero GP, LLC is a party to the New Services Agreement. The Company’s Chairman, William E. Greehey, is also the Chairman of Valero GP, LLC. The board of Valero GP, LLC is responsible for overseeing Valero GP, LLC’s role as the owner of the general partner of Valero L.P. and the Company, as the sole owner of Valero GP, LLC, must also approve matters that have or would reasonably be expected to have a material effect on the Company’s interest as the sole indirect owner of Valero GP, LLC. The Company also has exclusive authority over the business and affairs of Valero GP, LLC other than its role as the owner of the general partner of Valero L.P.

Item 1.02 Termination of a Material Definitive Agreement.

As reported in Valero L.P.’s Current Report on Form 8-K dated January 26, 2006 and filed February 1, 2006, file number 1-16417 (which Current Report is incorporated herein), on January 26, 2006, the board of directors of Valero GP, LLC, the general partner of the general partner of Valero L.P., approved the terms of an office rental agreement between Valero Logistics, a wholly owned subsidiary of Valero L.P., and VCSC, a wholly owned subsidiary of Valero Energy (as more particularly described in the referenced Current Report, the “Term Sheet”).

Effective on December 22, 2006, the Term Sheet was terminated by the parties. No early termination penalties were incurred by the registrant or any of Valero L.P.’s affiliated companies.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 22, 2006, upon the closing of the Company’s public offering described below in Item 7.01, James F. Clingman, Jr. was elected to the board of directors of Valero GP Holdings, LLC (the “Board”).  Mr. Clingman will serve on the Board’s Conflicts Committee, Compensation Committee and Audit Committee.

Item 7.01 Regulation FD Disclosure.

On December 18, 2006, the Company announced that it had priced its public offering of 17,869,565 Units. A copy of the press release is furnished as Exhibit 99.01 hereto and is incorporated herein by reference. On December 19, 2006, the Underwriters notified the Company and the Selling Unitholders that the Underwriters had elected to exercise their option to purchase the additional 2,680,435 Units.

On December 22, 2006, the Company announced that it had closed its public offering of 20,550,000, including the 2,680,435 Units sold to the Underwriters pursuant to an over-allotment option granted to the Underwriters in the Underwriting Agreement.  A copy of the press release is furnished as Exhibit 99.02 hereto and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the press releases shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description
Exhibit 1.01

Underwriting Agreement, dated December 18, 2006, among Valero GP Holdings, LLC, Diamond Shamrock Refining and Marketing Company, Sigmor Corporation, Valero Energy Corporation and Lehman Brothers Inc., UBS Securities LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., RBC Capital Markets Corporation, Wachovia Capital Markets, LLC, A.G. Edwards & Sons, Inc., Raymond James & Associates, Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Oppenheimer & Co. Inc. and Sanders Morris Harris Inc.

Exhibit 10.01

Fourth Amended and Restated Services Agreement, effective as of December 22, 2006, among Diamond Shamrock Refining and Marketing Company, Valero Corporate Services Company, Valero L.P., Valero Logistics Operations, L.P., Riverwalk Logistics, L.P. and Valero GP, LLC.

Exhibit 10.02	Lease MOU Termination Agreement, dated December 22, 2006, by and between Valero Corporate Services Company and Valero Logistics Operations, L.P.

Exhibit 10.03	Amended and Restated Employee Benefits Transition Agreement, effective December 22, 2006, by and between Valero Energy Corporation, Valero GP Holdings, LLC and Valero GP, LLC.

Exhibit 99.01	Valero GP Holdings, LLC Press Release dated December 18, 2006.

Exhibit 99.02	Valero GP Holdings, LLC Press Release dated December 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valero GP Holdings, LLC

Date: December 22, 2006	By:	/s/ Amy L. Perry
	Name:	Amy L. Perry
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 1.01

Underwriting Agreement, dated December 18, 2006, among Valero GP Holdings, LLC, Diamond Shamrock Refining and Marketing Company, Sigmor Corporation, Valero Energy Corporation and Lehman Brothers Inc., UBS Securities LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., RBC Capital Markets Corporation, Wachovia Capital Markets, LLC, A.G. Edwards & Sons, Inc., Raymond James & Associates, Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Oppenheimer & Co. Inc. and Sanders Morris Harris Inc.

Exhibit 10.01

Fourth Amended and Restated Services Agreement, effective as of December 22, 2006, among Diamond Shamrock Refining and Marketing Company, Valero Corporate Services Company, Valero L.P., Valero Logistics Operations, L.P., Riverwalk Logistics, L.P. and Valero GP, LLC.

Exhibit 10.02	Lease MOU Termination Agreement, dated December 22, 2006, by and between Valero Corporate Services Company and Valero Logistics Operations, L.P.

Exhibit 10.03	Amended and Restated Employee Benefits Transition Agreement, effective December 22, 2006, by and between Valero Energy Corporation, Valero GP Holdings, LLC and Valero GP, LLC.

Exhibit 99.01	Valero GP Holdings, LLC Press Release dated December 18, 2006.

Exhibit 99.02	Valero GP Holdings, LLC Press Release dated December 22, 2006.